Exhibit 25(b)

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)

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                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                      13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

1111 POLARIS PARKWAY
COLUMBUS, OHIO                                                             43271
(Address of principal executive offices)                              (Zip Code)

                                Pauline E. Higgins
                   Vice President and Assistant General Counsel
                     JPMorgan Chase Bank, National Association
                        707 Travis Street, 4th Floor North
                               Houston, Texas 77002
                                Tel: (713) 216-1436
             (Name, address and telephone number of agent for service)

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                       GENERAL ELECTRIC CAPITAL CORPORATION
                (Exact name of obligor as specified in its charter)

                 DELAWARE                                             13-1500700
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

260 LONG RIDGE ROAD
STAMFORD, CT                                                               06927
(Address of principal executive offices)                              (Zip Code)

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                          SUBORDINATED DEBT SECURITIES
                       (Title of the indenture securities)


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                                     GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.

               Board of Governors of the Federal Reserve System, Washington, D.C., 20551

               Federal Deposit Insurance Corporation, Washington, D.C., 20429.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the Obligor and Guarantors.

          If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

          None.


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Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          5.        Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.        Not applicable.

          9.        Not applicable.


                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on 29TH DAY OF MARCH, 2006.

                            JPMORGAN CHASE BANK, N.A.

                            By   /s/ MICHAEL A. SMITH
                            -------------------------
                                 /s/ MICHAEL A. SMITH
                                     VICE PRESIDENT



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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            JPMorgan Chase Bank, N.A.
                  of 1111 Polaris Parkway, Columbus, Ohio 43240
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

            at the close of business December 31, 2005, in accordance
          with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                  DOLLAR AMOUNTS
               ASSETS                                               IN MILLIONS


Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin ....................................... $ 35,280
   Interest-bearing balances ...............................   22,803
Securities:
Held to maturity securities ................................       77
Available for sale securities ..............................   34,994
Federal funds sold and securities purchased under
   agreements to resell
   Federal funds sold in domestic offices ..................   27,504
   Securities purchased under agreements to resell .........  193,355
Loans and lease financing receivables:
   Loans and leases held for sale ..........................   32,360
   Loans and leases, net of unearned income    $  363,371
   Less: Allowance for loan and lease losses        4,857
   Loans and leases, net of unearned income and
   allowance ...............................................  358,514
Trading Assets .............................................  221,837
Premises and fixed assets (including capitalized leases) ...    8,102
Other real estate owned ....................................      134
Investments in unconsolidated subsidiaries and
   associated companies ....................................    1,508
Customers' liability to this bank on acceptances
   outstanding .............................................      471
Intangible assets
   Goodwill ................................................   23,499
   Other Intangible assets .................................   10,478
Other assets
                                                               43,069
TOTAL ASSETS ........................................................ $1,013,985
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                                   LIABILITIES
Deposits
   In domestic offices ..........................................   $   406,865
   Noninterest-bearing ........................... $   141,522
   Interest-bearing ..............................     265,343
   In foreign offices, Edge and Agreement
   subsidiaries and IBF's .......................................       145,745
   Noninterest-bearing ........................... $     7,552
   Interest-bearing ..............................     138,193

Federal funds purchased and securities sold under agree-
ments to repurchase:
   Federal funds purchased in domestic offices ..................        10,091
   Securities sold under agreements to repurchase ...............        95,300
Trading liabilities .............................................       124,236
Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases) ....................        84,483
Bank's liability on acceptances executed and outstanding ........           471
Subordinated notes and debentures ...............................        18,655
Other liabilities ...............................................        39,850
TOTAL LIABILITIES ...............................................       925,696
Minority Interest in consolidated subsidiaries ..................         1,939

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ...................             0
Common stock ....................................................         1,785
Surplus (exclude all surplus related to preferred stock) ........        59,504
Retained earnings ...............................................        25,711
Accumulated other comprehensive income ..........................          (650)
Other equity capital components .................................             0
TOTAL EQUITY CAPITAL ............................................        86,350
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TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ........   $ 1,013,985
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I, Joseph L. Sclafani, E.V.P. & Controller of the
above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                        WILLIAM B. HARRISON, JR. )
                        JAMES DIMON              ) DIRECTORS
                        MICHAEL J. CAVANAGH      )